UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549
_______________________________

     FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

300 American Metro Blvd., Suite 155, Hamilton, New Jersey		08619
(Address of Principal Executive Offices)		(Zip Code)

(609) 514-4100
(Registrant’s telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities.

     As previously disclosed, Voxware, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with The Co-Investment Fund II, L.P. (a Cross Atlantic Technology Fund entity) and Edison Venture Fund V, L.P., each an accredited investor, pursuant to which the Company issued and sold an aggregate of 1,428,571 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a purchase price of $1.75 per share, and warrants to purchase up to 142,857 shares (the “Warrant Shares”) of Common Stock, which will not be exercisable until the six (6) month anniversary of the date of issuance and shall expire three (3) years from the date of issuance, at an exercise price of $2.50 per share (the “Warrant”).

     The private placement closed on June 30, 2009. The Company received gross proceeds equal to $2,500,000. The Company intends that the net proceeds from the private placement will be used to fund working capital and for other general corporate purposes.

     The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. The Company believes that the issuance of the securities in this transactions were exempt from registration under Section 4(2) of the Securities Act.

     A complete copy of Securities Purchase Agreement, with form of Warrant attached thereto, is attached hereto as Exhibit 10.1. The foregoing descriptions of: the Securities Purchase Agreement and Warrants; and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of June 29, 2009, by and between the Company and The Co-Investment Fund II, L.P and Edison Venture Fund V, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: July 1, 2009	By:	/s/ William G. Levering, III
Name: William G. Levering, III
Title: Chief Financial Officer